UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2011

FRANCESCA’S HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35239	20-8874704
(Commission File Number)	(I.R.S. Employer Identification No.)

3480 West 12 th Street Houston, Texas	77008
(Address of Principal Executive Offices)	(Zip Code)

(713) 864-1358
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 27, 2011, Francesca’s Holdings Corporation (the “Company”), entered into a lease for a new headquarters and distribution facility.  Initially, the Company will occupy approximately 218,000 square feet, housing its headquarters staff, warehousing, distribution, ecommerce operations, and ecommerce fulfillment.  The lease for the new facilities includes an option to add as much as an additional 122,000 square feet if necessary.  The primary lease term of the new facility expires on April 30, 2020; however, the Company has options to renew the lease for an additional period of up to ten years. Annual rent expense for the new facility will average approximately $575,000 per year over the primary term of the lease.

A copy of the press release issued by the Company, dated December 29, 2011, announcing the entering into of the lease is attached as Exhibit 99.1 to this report. All information in the press release shall be deemed “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

The foregoing description of the lease does not purport to be complete and is qualified in its entirety by reference to the lease, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending January 28, 2012.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Francesca’s Holdings Corporation dated December 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: December 30, 2011	By:	/ S / KAL MALIK
Kal Malik
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Francesca’s Holdings Corporation dated December 29, 2011.